As filed with the Securities and Exchange Commission on November 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SPLUNK INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1106510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

270 Brannan Street
San Francisco, California 94107
(415) 848-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Steele
President and Chief Executive Officer
Splunk Inc.
270 Brannan Street
San Francisco, California 94107
(415) 848-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott Morgan Connie P. Wu Splunk Inc. 270 Brannan Street San Francisco, California 94107 (415) 848-8400	Gregg Noel Skadden, Arps, Slate, Meagher & Flom LLP 525 University Ave Palo Alto, California 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

12,799,822 Shares

Splunk Inc.

Common Stock

The selling stockholders of Splunk Inc. identified in this prospectus may offer and resell, from time to time, up to 12,799,822 shares of our common stock, par value $0.001 per share (“common stock”), under this prospectus. We are not offering any shares of our common stock under this prospectus and will not receive any proceeds from the sale of these shares by the selling stockholders.

The selling stockholders (which term as used herein includes their respective transferees, pledgees, donees or other successors) may also sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock as provided in this prospectus under the caption “Plan of Distribution.” Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any shares of common stock. The selling stockholders may offer and sell the shares of our common stock covered by this prospectus in amounts, at prices and on other terms to be determined at the time of the offering and as may be described in any accompanying prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SPLK.” On November 3, 2023, the last reported sale price for our common stock was $146.48 per share.

Investing in our common stock involves risks. You should carefully read and consider the section of this prospectus captioned “Risk Factors” beginning on page 5 of this prospectus and the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended January 31, 2023, and any subsequent periodic and current reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2023.

 i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may sell shares of common stock from time to time and in one or more offerings as described in this prospectus. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices, including through an underwritten public offering. Any prospectus supplement for an offering of our common stock may describe in detail the plan of distribution for that offering. This prospectus provides a general description of our common stock that the selling stockholders may offer. The prospectus supplement or free writing prospectus for any offering may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Splunk,” “we,” “our” and “us” refer, collectively, to Splunk Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, free writing prospectus and the documents incorporated by reference herein, may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements include estimates, projections, statements relating to Splunk’s business plans, objectives and expected operating results, the closing of the proposed transaction contemplated by the Merger Agreement (as defined below, with such transaction referred to as the “proposed transaction”) and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Parent (as defined below), all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. We have based these forward-looking statements on our current expectations and projections about future events, including the proposed transaction, and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to:

(i)	the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction;

(ii)	the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions;

(iii)	Splunk’s ability to implement its business strategy;

(iv)	significant transaction costs associated with the proposed transaction;

(v)	potential litigation relating to the proposed transaction;

(vi)	the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations;

(vii)	the ability of Splunk to retain and hire key personnel;

(viii)	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction;

(ix)	legislative, regulatory and economic developments affecting Splunk’s business;

(x)	general economic and market developments and conditions;

(xi)	the evolving legal, regulatory and tax regimes under which Splunk operates;

(xii)	potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Splunk’s financial performance;

(xiii)	restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions;

(xiv)	unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors; and

(xv)	such other risks and uncertainties described more fully in the section of this prospectus entitled “Risk Factors” and the documents filed with or furnished to the SEC by Splunk, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity.

Splunk expressly qualifies in their entirety all forward-looking statements attributable to either Splunk or any person acting on Splunk’s behalf by the cautionary statements contained or referred to in this prospectus. All information provided in this prospectus is as of the date hereof and Splunk undertakes no duty to update this information except as required by law. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

OUR BUSINESS

Splunk helps customers build a safer and more resilient digital world. We deliver innovative solutions that enable organizations to harness the value of their data to help keep their digital systems secure, available and performant. As organizations’ reliance on resilient systems continues to increase, it is critical that they keep pace with increasing complexity and potential vulnerabilities associated with these systems. Our solutions for security and observability empower Security Operations, IT Operations, and Development Operations teams to maintain resilient systems by monitoring and securing them more quickly and efficiently. We also believe our offerings empower operational transformation, helping customers move from reactive, non-scalable and ineffective approaches to proactive, automated, and machine learning-assisted processes that drive better outcomes even as the scale and complexity of their technology continue to grow. We believe that the increasing reliance on digital systems has made the resilience of these systems mission-critical for nearly every organization and the sustained ongoing importance of digital systems amidst the evolving threat landscape further elevates Splunk’s central role in enabling secure and reliable operations for our customers. We were incorporated in California in October 2003 and were reincorporated in Delaware in May 2006. Splunk common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “SPLK.”

For information about the Merger Agreement, please see the documents incorporated by reference into this prospectus. See the section of this prospectus captioned “Incorporation by Reference” for additional information.

Our principal executive offices are located at 270 Brannan Street, San Francisco, California 94107, and our telephone number at this address is (415) 848-8400.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information included in or incorporated by reference into this prospectus, in any applicable prospectus supplement or in any free writing prospectus that we may provide you in connection with the offered securities, including, without limitation, the risks set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any other risks described in our subsequent filings with the SEC. See “Where You Can Find More Information.” The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects and might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” included elsewhere in this prospectus and any applicable prospectus supplement.

THE OFFERING AND USE OF PROCEEDS

Common stock offered by the selling stockholders	12,799,822 shares
Terms of the offering	The selling stockholders will determine when and how they sell the shares of common stock offered from time to time pursuant to this prospectus, as described in “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol	SPLK
Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDERS

Up to 12,799,822 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders identified in the table below, together with their respective transferees, pledgees, assignees, donees, successors and others who later come to hold any of the selling stockholders’ interest in our common stock other than through a public sale.

The table below sets forth certain information known to us, based upon information provided by or on behalf of the selling stockholders prior to the date hereof. We have not independently verified this information. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of any selling stockholders and the number of shares registered on their behalf. For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 168,539,392 shares of our common stock outstanding on October 26, 2023, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholders have sole or shared voting power or investment power and also any shares that the selling stockholders have the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated in footnotes to the table below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Outstanding
Hellman & Friedman (1)	12,799,822	7.6%	12,799,822	0	*
Total shares of common stock	12,799,822	7.6%	12,799,822	0	*

 * Less than 1%.

(1)	As of September 20, 2023, the reporting date of the Schedule 13D/A filed by H&F Corporate Investors X, Ltd. (“H&F X”), Hellman & Friedman Investors X, L.P. (“H&F Investors X”), Hellman & Friedman Capital Partners X, L.P. (“HFCP X”), H&F Shadowfax Holdings GP, LLC (“Shadowfax Holdings GP”), H&F Shadowfax Holdings, L.P. (“Shadowfax Holdings”), H&F Shadowfax Holdings 2 GP, LLC (“Shadowfax Holdings 2 GP”) and H&F Shadowfax Holdings 2, L.P. (“Shadowfax Holdings 2”) with the SEC on September 22, 2023. H&F Shadowfax Holdings, L.P. and H&F Shadowfax Holdings 2, L.P. each directly hold 890,625 and 11,909,197 shares of common stock, respectively. H&F X is a Cayman Islands limited company whose principal business is serving as the general partner of H&F Investors X as well as other partnerships. H&F Investors X is a Cayman Islands limited partnership whose principal business is serving as the general partner of HFCP X as well as other partnerships. HFCP X is a Cayman Islands limited partnership whose principal business is investing in securities. Shadowfax Holdings GP is a Delaware limited liability company whose principal business is serving as the general partner of Shadowfax Holdings. Shadowfax Holdings is a Delaware limited partnership whose principal business is investing in securities and holding securities indirectly through Shadowfax Holdings 2. Shadowfax Holdings 2 GP is a Delaware limited liability company whose principal business is serving as the general partner of Shadowfax Holdings 2. Shadowfax Holdings 2 is a Delaware limited partnership whose principal business is investing in securities. H&F X is governed by a three-member board of directors which has voting and investment discretion over the shares held by the selling stockholders. The directors of H&F X are Philip U. Hammarskjold, David R. Tunnell and Allen R. Thorpe. Each of the members of the board of directors of H&F X disclaims beneficial ownership of such shares. The address for each of the persons above is 415 Mission Street, Suite 5700, San Francisco, CA 94105. H&F Shadowfax Holdings 2, L.P. (the “Borrower”) entered into a Margin Loan Agreement (the “Loan Agreement” and, together with each agreement or instrument delivered pursuant to the foregoing or pursuant to the security interests and collateral granted in accordance with the foregoing, the “Loan Documents”), dated as of March 31, 2022, with the lenders from time to time party thereto (the “Lenders”), and the administrative agent party thereto, pursuant to which the Borrower pledged an aggregate of 11,909,197 shares of common stock as collateral to secure its obligations under the Loan Agreement. Upon the occurrence of certain events that are customary for this type of loan, the Lenders may exercise their rights to require the Borrower to pre-pay the loan proceeds or post additional collateral, or foreclose on, and dispose of, the pledged common stock in accordance with the Loan Documents.

(2)	Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

Voting and Support Agreement

On September 20, 2023, in connection with the Agreement and Plan of Merger, dated as of September 20, 2023 (the “Merger Agreement”), by and among Splunk, Cisco Systems, Inc., a Delaware corporation (“Parent”), and Spirit Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent, we also entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with Parent and the selling stockholders. The Voting and Support Agreement provides the selling stockholders with certain registration rights, pursuant to which this prospectus is being filed. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. The foregoing summary of the Voting and Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by the full text of the Voting and Support Agreement, which was filed as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on September 21, 2023 and is incorporated herein by reference.

Letter Agreement

On September 7, 2022, we entered into a letter agreement (the “Agreement”) with Hellman & Friedman Advisors LLC (“H&F”) in connection with H&F being provided certain non-public information by the Company for the purposes of evaluating H&F’s investment in the Company and enabling H&F to provide its perspectives and insights on the Company’s business, strategy and finances to the Company. Pursuant to the Agreement, H&F agreed to certain confidentiality, standstill and voting provisions. The foregoing summary of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by the full text of the Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 9, 2022.

Board of Directors

David Tunnell, a member of our board of directors, is a Partner at H&F and a member of the board of directors of H&F X. Mr. Tunnell is entitled to earn director compensation pursuant to our standard director compensation arrangements, which compensation is held for the benefit of private investment funds affiliated with H&F Shadowfax Holdings 2, L.P. and H&F Shadowfax Holdings, L.P.

Other Material Relationships

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described herein and other than their ownership of our common stock.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the SEC on March 23, 2023.

PLAN OF DISTRIBUTION

Any or all of the shares of common stock offered by this prospectus may be sold from time to time by the selling stockholders in any one or more of the following ways:

•	directly to one or more purchasers in privately negotiated transactions;

•	in underwritten offerings;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	by agreement with broker-dealers to sell a specified number of shares of common stock at a stipulated price per share;

•	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

•	on one or more national securities exchanges or quotation services on which the shares of common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise and/or the settlement of margin transactions;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	by any other method permitted pursuant to applicable law; or

•	through a combination of any of the above methods of sale.

The shares of common stock may also be exchanged pursuant to this prospectus for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

The prices at which the shares of common stock offered by this prospectus are sold may include:

•	a fixed price or prices, which may be changed from time to time;

•	prevailing market prices at the time of sale;

•	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	varying prices determined at the time of sale;

•	or negotiated prices (which may vary from the prices at which the shares of common stock may trade).

Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424 or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the donees, transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders informed us that, except as otherwise provided herein, that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. If any of the selling stockholders notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

The shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus, the obligations of the underwriters or dealers to purchase the shares of common stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered shares of common stock if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of the selling stockholders’ shares common stock.

The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of shares of common stock to be made directly or through agents.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of common stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

To the extent required, the number of shares of common stock to be sold, the names of the selling stockholders, the terms and conditions, including the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts, concessions and other items constituting agents’ or underwriters’ compensation with respect to a particular offer, and any discounts, commissions or concessions allowed or reallowed or paid to dealers with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to indemnify each selling stockholder against certain losses, claims, damages and liabilities under the Securities Act or state securities laws unless such losses arise from written information furnished to us by the selling stockholder specifically for use in this prospectus, or the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act or state securities laws that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement of which this prospectus forms a part from and after the effective date of the shelf registration statement of which this prospectus forms a part subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the shelf registration statement.

If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to pay certain expenses of the registration of the shares of common stock offered and sold by the selling stockholders under the registration statement of which this prospectus forms a part, including, but not limited to, all registration and filing fees.

LEGAL MATTERS

The validity of the shares of common stock in respect of which this prospectus is being delivered will be passed upon by Scott Morgan, Senior Vice President, Chief Legal Officer, Global Affairs and Secretary of Splunk. As of October 26, 2023, Mr. Morgan beneficially owned 76,242 shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also make available, free of charge, on our website at https://investors.splunk.com/financial-information/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information accessible on or through our website is not a part of this prospectus, other than the documents listed under the heading “Incorporation by Reference” below.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any contract or other document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referred to above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed), including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended April 30, 2023 and July 31, 2023;

•	The sections of our Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2023;

•	Current Reports on Form 8-K filed on February 1, 2023, March 21, 2023, April 14, 2023, April 18, 2023, June 23, 2023, September 21, 2023 and November 1, 2023; and

•	The description of our common stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:

Splunk Inc.
270 Brannan Street
San Francisco, California 94107
Attn: Investor Relations
(415) 848-8400

Part II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registrant will pay all reasonable expenses incident to the registration of the shares of common stock other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. None of the expenses listed below are to be borne by the selling stockholders named in the prospectus that forms a part of this registration statement. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$277,304.67
Legal fees	$50,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$15,000
Total	$362,304.67

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that may eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the amended and restated bylaws of the registrant or the Delaware General Corporation Law.

•	The registrant will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification or otherwise required under the amended and restated bylaws of the registrant or applicable law.

•	The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of September 20, 2023, by and among Cisco Systems, Inc., Spirit Merger Corp. and the registrant (incorporated by reference to Exhibit 2.1 filed with the registrant’s Current Report on Form 8-K filed on September 21, 2023).
3.1*	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 filed with the registrant’s Quarterly Report on Form 10-Q filed on June 13, 2012).
3.2*	Second Amended and Restated Bylaws of the registrant, as amended effective as of September 20, 2023 (incorporated by reference to Exhibit 3.1 filed with the registrant’s Current Report on Form 8-K filed on September 21, 2023).
5.1	Opinion of Scott Morgan, Senior Vice President, Chief Legal Officer, Global Affairs and Secretary of the Company.
10.1*	Voting and Support Agreement, dated September 20, 2023, by and among Shadowfax Holdings, Shadowfax Holdings 2, Cisco Systems, Inc. and the registrant (incorporated herein by reference to Exhibit 99.2 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2023).
10.2*	Letter Agreement, dated September 7, 2022, by and between the registrant and Hellman & Friedman Advisors LLC (incorporated herein by reference to Exhibit 10.1 filed with the registrant’s Current Report on Form 8-K filed on September 9, 2022).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Scott Morgan (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included in the signature pages to this registration statement).
107	Filing Fee Table

*            Previously filed and incorporated by reference

Item 17.	Undertakings

(a)            The undersigned registrant hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)            to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 6, 2023.

SPLUNK INC.

By:	/s/ Gary Steele
	Name:	Gary Steele
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

REGISTRATION STATEMENT ON FORM S-3
SPLUNK INC.

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Gary Steele, Brian Roberts and Scott Morgan, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Steele	Director, President and Chief Executive Officer (Principal Executive Officer)	November 6, 2023
Gary Steele

/s/ Brian Roberts	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2023
Brian Roberts

/s/ Brian Kayman	Chief Accounting Officer (Principal Accounting Officer)	November 6, 2023
Brian Kayman

/s/ Graham V. Smith	Chairman and Director	November 6, 2023
Graham V. Smith

/s/ Mark T. Carges	Director	November 6, 2023
Mark T. Carges

/s/ Kenneth Hao	Director	November 6, 2023
Kenneth Hao

/s/ Patricia B. Morrison	Director	November 6, 2023
Patricia B. Morrison

/s/ Elisa A. Steele	Director	November 6, 2023
Elisa A. Steele

/s/ Yamini Rangan	Director	November 6, 2023
Yamini Rangan

/s/ David Tunnell	Director	November 6, 2023
David Tunnell

/s/ Dennis L. Via	Director	November 6, 2023
Dennis L. Via

/s/ Luis Visoso	Director	November 6, 2023
Luis Visoso

/s/ Richard P. Wallace	Director	November 6, 2023
Richard P. Wallace